Contact:    Sitrick and Company
                                                  Sandra Sternberg
                                                  212-573-6100 or 213-709-2158

                                                  Maya Pogoda
                                                  310-788-2850

                           IBC Names Craig Jung as CEO

                  Files Motion to Extend DIP Financing Facility

         Kansas City, Missouri - January 30, 2007 - Interstate Bakeries Corporation (IBC) (OTC: IBCIQ.PK) today named Craig D. Jung, 53, as its new chief executive officer and a member of the Company's newly reconstituted Board of Directors. Mr. Jung's employment and appointment to the Board are subject to Bankruptcy Court approval, and the Company today filed a motion with the Court requesting authorization to enter into an employment agreement with Mr. Jung. The motion is scheduled to be heard February 16 and, if approved, would become effective immediately.

         Mr. Jung will replace Tony Alvarez II, co-founder and co-chief executive of Alvarez & Marsal (A&M), the corporate advisory and turnaround management services firm. Mr. Alvarez has served as chief executive officer of IBC since the Company filed Chapter 11 in September 2004.

         Michael Anderson, a long-time member of IBC's Board of Directors, who was elected Board Chairman on January 24, 2007, said, "Craig Jung is the right choice to lead the Company going forward. He is a highly respected executive with prior CEO and COO experience and a proven track record in leading performance turnarounds."

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         Mr. Anderson thanked Tony Alvarez for his stewardship of the Company:
"Tony Alvarez's leadership contributions have been invaluable in bringing IBC to this critical point, and the Board is extremely appreciative of his efforts."

         Mr. Jung previously served as CEO of Panamerican Beverages, formerly the third-largest Coca-Cola bottler in the world with $2.6 billion of revenues. In May 2003, Mr. Jung led the sale of Panamco, Panamerican Beverages' successor, to Coca-Cola FEMSA, S.A. de C.V. in a transaction valued at $3.6 billion. He also served as founding chief operating officer of Pepsi Bottling Group, helping take that firm public in a $5.0 billion IPO in 1999. In 11 years at PepsiCo, Mr. Jung served in a variety of senior executive assignments in general management, marketing and sales. His assignments at PepsiCo included successfully turning around revenue and profit performances at Frito-Lay's Canadian operations, and leading a successful turnaround of Pepsi-Cola's South American operations.

         Mr. Jung graduated in 1975 from West Point and received his master's degree in public administration from Harvard University in 2004.

         Under terms of a three-year employment agreement, Mr. Jung will receive an annual base salary of $900,000 and a signing bonus of $1.2 million. Beginning with the 2009 fiscal year, he will be eligible to participate in the Company's annual performance bonus plan. In the event Company performance objectives are met, he will be entitled to receive an annual bonus equal to 100 percent of his base salary. Mr. Jung will be entitled to receive additional cash awards for enterprise value created during the bankruptcy period, as well as equity once the Company emerges from Chapter 11. During the term

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of his employment, Mr. Jung will participate in all employee and executive benefit programs.

Extension of DIP Financing
--------------------------

         The Company also announced that it has filed a motion with the Bankruptcy Court seeking approval of, among other things, an extension of the maturity date of its post-petition debtor-in-possession (DIP) financing facility to February 9, 2008. The DIP financing facility is currently set to expire on June 2, 2007. The hearing on the amendment is scheduled for February 16, in conjunction with the hearing to approve Mr. Jung's employment agreement.

         To date, IBC has not borrowed under its $200 million DIP financing facility, although it has issued letters of credit under the facility in the amount of $109.1 million, primarily in support of the Company's insurance programs. Availability under the DIP facility is currently $69.3 million.

         J.P. Morgan Chase Bank (JPM Chase), agent for the DIP financing facility during the bankruptcy cases, will continue to act as agent and syndicate the extended financing facility. IBC said that it is optimistic that it will receive the support of the lenders that are party to the DIP financing facility to extend the facility through February 9, 2008, as well as the consent of the pre-petition lenders to such transactions; however, there can be no assurances that such lenders will agree to the extended DIP financing facility on the terms and conditions currently contemplated by the proposed amendment or that alternative lenders or sources of financing will be available in the event no agreement to extend is reached with such lenders.

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         Terms of the proposed DIP financing facility extension will be attached to a Form 8-K that the Company will file today with the Securities and Exchange Commission and include, among other proposed terms and conditions, financial covenants requiring IBC to achieve minimum financial performance targets. The minimum financial performance targets resulted from a negotiation process and are not necessarily indicative of the expected operating performance of IBC in future fiscal periods, especially periods beyond fiscal 2007.

Resignation of a Director
-------------------------

         In a separate announcement, IBC said that David Weinstein, a member of its Board of Directors who had been serving as lead director, has resigned effective immediately. No timetable has been established for filling the vacancy created as a result of Mr. Weinstein's resignation.

About the Company
-----------------

Interstate Bakeries Corporation is one of the nation's largest wholesale bakers and distributors of fresh-baked bread and sweet goods, under various national brand names, including Wonder(R), Baker's Inn(R), Merita(R), Hostess(R) and Drake's(R). The Company is headquartered in Kansas City. Currently, IBC employs more than 25,000 people and operates 45 bakeries, as well as approximately 800 distribution centers and approximately 850 bakery outlets throughout the country.

Cautionary Statement Regarding Forward-Looking Statements and Other Matters
---------------------------------------------------------------------------

Some information contained in this press release may be forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are not historical in nature and include statements that reflect, when made, the Company's views with respect to current events and financial performance. These forward-looking statements can be identified by forward-looking words such as "may," "will," "expect," "intend," "anticipate," "believe," "estimate," "plan," "could," "should" and "continue" or similar words. These forward-looking statements may also use different phrases. All such forward-looking statements are and will be subject to numerous risks and uncertainties, many of which are beyond our control, that could cause actual results to differ materially from such statements. Factors that could cause actual results to differ materially include, without limitation: the ability

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of the Company to continue as a going concern; the ability of the Company to obtain court approval with respect to motions in the Chapter 11 proceeding filed by it from time to time, including its motion to approve its contract with Mr. Jung and its motion seeking to amend the terms of its DIP financing facility; the ability of the Company to obtain the approval of the lenders party to the DIP financing facility to amend the facility on the terms proposed or obtain alternative lenders or sources of financing in the event no agreement to extend the facility and amend its terms is reached with such lenders; the ability of the Company to operate pursuant to the terms of its DIP financing facility as currently in effect or as amended; the ability of the Company to develop, prosecute, confirm and consummate one or more plans of reorganization with respect to the Chapter 11 proceeding; risks associated with failing to obtain court approval for one or more extensions to the exclusivity period for the Company to propose and confirm one or more plans of reorganization or with third parties seeking and obtaining court approval to terminate or shorten any such exclusivity period, for the appointment of a Chapter 11 trustee or to convert the Chapter 11 proceeding to a Chapter 7 proceeding; risks associated with the Company's restructuring process, including the risks associated with the failure of its PC review and bakery and route consolidations to achieve the desired results; the ability of the Company to obtain and maintain adequate terms with vendors and service providers; the potential adverse impact of the Chapter 11 proceeding on the Company's liquidity or results of operations; the ability of the Company to finalize, fund and execute its business plan; risks associated with inflationary cost increases in materials, ingredients, energy and employee wages and benefits; risks associated with product price increases, including the risk that such actions will not effectively offset inflationary cost pressures and may adversely impact sales of the Company's products; the effectiveness of the Company's efforts to hedge its exposure to price increases with respect to various ingredients and energy; the ability of the Company to retain, motivate and/or attract key executives and employees; changes in our relationship with employees and the unions that represent them; obligations and uncertainties with respect to a defined benefit pension plan to which we contribute; costs associated with increased contributions to multiple employer or multi-employer pension plans; the impact of any withdrawal liability arising under the Company's multiemployer pension plans as a result of prior actions or current consolidations; changes in general economic and business conditions (including in the bread and sweet goods markets); changes in consumer tastes or eating habits; risks associated with the Company's recent new product introductions, including the success of such new products in achieving and retaining market share, and the Company's ability to expand existing brands; the effectiveness of advertising and marketing spending; any inability to protect and maintain the value of the Company's intellectual property; future product recalls or food safety concerns; actions of competitors, including pricing policy and promotional spending; bankruptcy filings by customers; costs associated with environmental compliance and remediation; actions of governmental entities, including regulatory requirements; the outcome of legal proceedings to which we are or may become a party; business disruption from terrorist acts, our nation's response to such acts and acts of war; and other factors. These statements speak only as of the date of this press release, and we disclaim any intention or obligation to update or revise any forward-looking statements to reflect new information, future events or developments or otherwise, except as required by law. We have provided additional information in our filings with the SEC, which readers are

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encouraged to review, concerning other factors that could cause actual results to differ materially from those indicated in the forward-looking statements.

Similarly, these and other factors, including the terms of any reorganization plan ultimately confirmed, can affect the value of the Company's various pre-petition liabilities, common stock and/or other equity securities. No assurance can be given as to what values, if any, will be ascribed in the Chapter 11 proceeding to each of these liabilities and/or securities. Accordingly, the Company urges that the appropriate caution be exercised with respect to existing and future investments in any of these liabilities and/or securities.